PHONETIME, INC.
                            OPTION AGREEMENT


Date of Grant: May 26, 1997

     This Agreement (the "Agreement") dated as of the date of grant first stated above (the "Date of Grant"), is entered into between PhoneTime, Inc., a New York corporation ("PTI"), and John J. Klusaritz (the "Optionee"), who is an employee of PTI.

     WHEREAS, Optionee has entered into an Employment Agreement (the "Employment Agreement") with PTI;

     WHEREAS, in consideration for entering into such Employment Agreement, PTI wishes to grant to Optionee options to acquire shares of Common Stock, no par value, of PTI (PTI common stock is hereinafter referred to as "Common Stock"), in accordance with the terms and provisions herein;

     WHEREAS, the Company has 65.708 shares of Common Stock issued and outstanding.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Grant of Option; Restrictions.
      ------------------------------

       a. Subject to the terms and conditions hereinafter set forth, PTI, unconditionally and irrevocably, hereby grants to the Optionee, as of the Date of Grant, an Option to purchase up to 2.738 shares of Common Stock (as such number of shares may be adjusted herein) at an aggregate Option Price of $3.57 million (the "Option Price"). Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option (as such number of shares may be adjusted herein) are hereinafter sometimes referred to as the "Option Shares." The number of shares of Common Stock to be issued to Optionee upon exercise of the Option is based upon PTI's representations under Section 7 herein and, if exercised immediately, would result in Optionee's owning four percent (4 percent) of the Capital Stock of PTI(computed after taking into account the issuance of the Option Shares).
The number of shares of Common Stock to be issued to Optionee upon exercise
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of the Option shall  be adjusted upward in the event of any change in the capitalization of or outstanding capital stock of PTI due to stock split, stock dividend, recapitalization, stock issuance, issuance of any securities convertible or exchangeable into capital stock, grant of any right to obtain any of the foregoing, entering into of any binding agreement to undertake any of the foregoing or similar event that occurs prior to or simultaneously upon closing of an initial public offering ("IPO") of the Company in order to prevent dilution to Optionee. The foregoing antidilution right shall not apply in the case of: (i) shares of Common Stock issued in connection with acquisitions by PTI of operating businesses from third parties to the extent any such shares are issued for fair market value consideration; or (ii) shares of Common Stock issued to the public in connection with an IPO (it being understood that Optionee's antidilution right shall apply in connection with the issuance of shares pursuant to any stock option plan or other agreement if the plan is approved, shares reserved or agreement entered into on or prior to the closing of an IPO even if the actual grants of options or issuance of shares under such plan or pursuant to such agreement do not take place until after closing of an IPO); or (iii) any issuance of Common Stock after the IPO unless pursuant to a binding agreement, grant or stock option plan executed, issued or otherwise put in place on or prior to the closing of an IPO. In the event PTI takes any action set forth above on or prior to the closing of an IPO but after Optionee has already fully exercised the Option, Optionee shall be granted options to purchase additional Common Stock, without additional consideration, such that the total number of Option Shares would represent four percent (4 percent) of the outstanding Common Stock of PTI(computed after taking into account the issuance of such Option Shares). Notwithstanding any of the foregoing, Optionee's anti dilution rights shall not apply to any additional issuances of shares of Common Stock by PTI to the extent that the aggregate amount of such additional issuances does not exceed two and one half percent (2 1/2 percent) of the number of shares of common stock outstanding on the Date of Grant.

     b. PTI agrees that the Option granted herein is fully vested, irrevocable, unconditional, not subject to forfeiture for any reason and unrelated to Optionee's continued employment with PTI.

     c. In the event that PTI is merged or consolidated into any entity or acquired by any entity, Optionee's rights hereunder shall be to obtain options to acquire common stock of such successor entity on equivalent terms to the terms set forth herein.

2.       Exercise of Options, Term.
         -------------------------

     a. The Option and all rights with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years after the date hereof (the "Option Term"). The Option shall be exercisable immediately in whole or in part and shall remain exercisable until the end of the Option Term.
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     b.     In the event of the death of the Optionee, the Option may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within the sooner of the remaining Option Term of the Option and one year after the Optionee's death.

     c. The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of PTI written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Optionee is exercising and the date of exercise thereof, which date shall be at least five
(5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon. In the case where the Optionee exercises less than the full Option, the price payable shall be determined by multiplying the Option Price by the aggregate number of Option Shares purchased, divided by the total number of purchasable Option Shares.

     d. Full payment (in U.S. dollars) by the Optionee of the Option Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of PTI, which may be granted or withheld in the PTI's sole discretion, in whole or in part through the surrender of previously acquired shares of Common Stock at the fair market value thereof on the exercise date. Notwithstanding the foregoing, in the event that Optionee exercises the Option in whole or in part prior to December 31, l997, PTI shall make a loan to Optionee of up to the entire Option Price, secured by a pledge of the Option Shares, on the date of such exercise, to enable Optionee to obtain the funds to pay the Option Price. The loan shall be noninterest bearing for one and one half years and thereafter bear interest at a rate equal to the applicable federal rate as established pursuant to Section 7872 of the Internal Revenue Code. The principal of the loan and all outstanding interest shall be due and payable the earlier of: (i) two years after the date of the loan; (ii) one year after PTI has closed an IPO; or (iii) at the time of any sale of "control" (as defined in regulations promulgated under the Securities Exchange Act of l934) of PTI.
     e. On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, PTI shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore authorized and unissued Stock or Treasury Stock, as PTI may elect) upon payment for such Option Shares in accordance with the terms of this Agreement.
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3.    Non-Assignability of Option.
      ----------------------------

      The Option is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, the Option is exercisable only by the Optionee or by the Optionee's guardian or legal representative.


4.    Stock for Investment.
      ---------------------

      The Optionee shall upon each exercise of a part or all of the Option represent and warrant that his purchase of Common Stock pursuant to such Option is for investment only, for the Optionee's account only and not with a view to any distribution thereof.

5.    Rights as a Shareholder.
      ------------------------

      The Optionee shall have no rights as a shareholder of PTI unless and until Optionee has exercised the Option.

6.    Notice.
      -------

      Any notice to PTI provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 30-50 Whitestone Expressway, Flushing, New York 11354, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of PTI. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

7.     Representations and Warranties of PTI.
       -------------------------------------

      As an inducement to Optionee to enter into this Agreement and the Employment Agreement, PTI hereby represents and warrants to Optionee as follows: (i) PTI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (ii) The outstanding capital stock of PTI consists of 65.745 shares of Common Stock. The Option Shares to be issued to Optionee pursuant to an exercise of the Option, when so issued, will be duly and validly authorized, issued and outstanding, fully paid, non-assessable and free of preemptive rights; (iii) Except for the
65.745 shares of Common Stock outstanding, there is no outstanding right, subscription, warrant, call unsatisfied preemptive right, option, or other agreement of any kind to purchase or otherwise to receive from PTI any capital stock or any other security of PTI, and there is no outstanding security of any kind convertible into such capital stock; (iv) PTI has heretofore delivered to Optionee true and complete copies of its Certificate of
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Incorporation and By-Laws as in effect on the date hereof; (v) PTI has full power and authority to execute and deliver this Agreement and to consummate the transactions herein. The execution, delivery and performance of this Agreement by PTI has been duly authorized and approved by PTI's Board of Directors, and no other corporate authorizations or proceedings are necessary. This Agreement has been duly executed by PTI and is the legal, valid and binding agreement of PTI, enforceable in accordance with its terms; and (vi) None of the representations or warranties of PTI contained herein, or information otherwise furnished to Optionee is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein misleading in any material respect.

8.   Governing Law.
     -------------

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of New York, except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, PTI has caused its duly authorized officers to execute and attest this Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the date hereof.

Attest:                         PHONETIME, INC.

/s/ Douglas Barley              By:  /s/ Samer Tawfik
-----------------------              ------------------------
                                     Samer Tawfik, CEO

/s/ B.K. Klusaritz                   /s/ John J. Klusaritz
--------------------                ------------------------
                                         John J. Klusaritz